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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of RTW, Inc. on Form S-8 of our report dated February 5, 1997, appearing in the Annual Report on Form 10-K of RTW, Inc. for the year ended December 31, 1996.


/s/ Deloitte & Touche, LLP

Minneapolis, Minnesota
May 28, 1997